EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2006 relating to the financial statements and financial statement schedule, which appears in Amerigon Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
January 9, 2007